BlackRock Large Cap Series Funds, Inc. (the "Registrant"):
BlackRock Event Driven Equity Fund (the "Fund")

77Q1(a)

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form
N-SAR, a copy of the Articles of Amendment to the Registrant's charter with respect to the Fund filed with the State of Maryland.




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BLACKROCK LARGE CAP SERIES FUNDS, INC.

ARTICLES OF AMENDMENT

	BLACKROCK LARGE CAP SERIES FUNDS, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

	FIRST:	Pursuant to Section 2-605 of the Maryland General
Corporation Law (the "MGCL"), the charter of the Corporation is hereby amended by renaming the series of the Corporation as set forth below:

Current Name of Series:  BlackRock Large Cap Core Plus Fund

New Name of Series:  BlackRock Event Driven Equity Fund

      SECOND:	The amendment to the charter of the Corporation
that is effected by these Articles of Amendment has been approved by a majority of the entire board of directors of the Corporation and is limited to a change expressly authorized by
Section 2-605(a)(2) of the MGCL to be made without action by the stockholders of the Corporation.

      THIRD: 	The authorized stock of the Corporation has not
been increased by these Articles of Amendment.

      FOURTH:	As amended hereby, the charter of the Corporation
shall remain in full force and effect.



[Signature Page Follows]



      IN WITNESS WHEREOF, BLACKROCK LARGE CAP SERIES FUNDS, INC., has caused these Articles of Amendment to be signed in its name and on its behalf by the person named below who acknowledges that these Articles of Amendment are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 20th day of April 2016.


WITNESS:	BLACKROCK LARGE CAP SERIES FUNDS, INC.



By:  /s/ Benjamin Archibald   By:  /s/ Neal J. Andrews
Name: Benjamin Archibald      Name: Neal J. Andrews
Title:   Secretary            Title:   Chief Financial Officer